Exhibit 5.1

[Letterhead of Hunton & Williams LLP]

May 10, 2012

The Board of Directors

Philip Morris International Inc.

120 Park Avenue

New York, NY 10017

Philip Morris International Inc.

Registration of Shares for the Philip Morris International Inc. 2012 Performance

Incentive Plan

Ladies and Gentlemen:

We have acted as special counsel to Philip Morris International Inc., a Virginia corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 30,000,000 shares of the Company’s common stock, without par value (the “Shares”), to be offered pursuant to the Philip Morris International Inc. 2012 Performance Incentive Plan (the “2012 Plan”).

This opinion is being furnished to you in accordance with Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In rendering this opinion, we have relied upon, among other things, our examination of the 2012 Plan and such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

We do not purport to express any opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to issue the Shares; and

2.	The Shares have been duly authorized and, when issued in accordance with the terms of the 2012 Plan, will be legally issued, fully paid and non-assessable.

[Letterhead of Hunton & Williams LLP]

The Board of Directors

Philip Morris International Inc.

May 10, 2012

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Company’s registration statement on Form S-8. By giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Hunton & Williams LLP

08091/08443